EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Charles Y. Lee, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2017-CX10 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the 333 North Bedford Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 333 North Bedford Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 333 North Bedford Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 333 North Bedford Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 333 North Bedford Mortgage Loan, TriMont Real Estate Advisors, LLC, as Operating Advisor for the 333 North Bedford Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 333 North Bedford Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 333 North Bedford Mortgage Loan, KeyBank National Association, as Primary Servicer for the Park Center Phase I Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Park Center Phase I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Park Center Phase I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Park Center Phase I Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Park Center Phase I Mortgage Loan, KeyBank National Association, as Primary Servicer for the 300 Montgomery Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 300 Montgomery Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 300 Montgomery Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 300 Montgomery Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 300 Montgomery Mortgage Loan, KeyBank National Association, as Primary Servicer for The Boulders Resort & Spa Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Boulders Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for The Boulders Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Boulders Resort & Spa Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Boulders Resort & Spa Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Centre 425 Bellevue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Centre 425 Bellevue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Centre 425 Bellevue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Centre 425 Bellevue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Centre 425 Bellevue Mortgage Loan, KeyBank National Association, as Primary Servicer for the One California Plaza Mortgage Loan, Cohen Financial, a Division of SunTrust Bank, as Special Servicer for the One California Plaza Mortgage Loan, U.S. Bank National Association, as Trustee and Certificate Administrator for the One California Plaza Mortgage Loan, U.S. Bank National Association, as Custodian for the One California Plaza Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the One California Plaza Mortgage Loan.

Dated: March 22, 2018

/s/ Charles Y. Lee

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)